UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 16, 2023, DocuSign, Inc. (the “Company”) announced that Blake Grayson would be joining the Company as its Executive Vice President and Chief Financial Officer, effective as of Mr. Grayson’s start date, expected to occur following the Company's earnings announcement for the first quarter of fiscal 2024 (the “CFO Start Date”).

Mr. Grayson, age 50, previously served as Chief Financial Officer of The Trade Desk from December 2019 to May 2023. Prior to joining The Trade Desk, Mr. Grayson was at Amazon.com, Inc. from February 2009 to December 2019, where he served in a number of positions. Most recently, Mr. Grayson was vice president, finance, for the International Consumer business, serving from April 2018 to December 2019 as the head of finance for businesses in the UK, Germany, France, Italy, Spain, Turkey, India, Japan, China, Australia, Brazil, the Middle East, and Singapore, as well as worldwide finance teams for Automated Marketing, Kindle Content/Books and Global Payments. Prior to that, Mr. Grayson was vice president, finance for Amazon Marketplace between April 2015 and April 2018 and finance director, North America retail (Consumables, Amazon Fresh, and Global Payments) from March 2013 to April 2015. Prior to his employment with Amazon, from 2003 to 2009, Mr. Grayson worked for Washington Mutual/JP Morgan Chase leading payments finance and financial planning and analysis functions, and previously worked in the wireless and financial services industries. Mr. Grayson received a B.A. in Business Administration (Phi Beta Kappa) from the University of Washington and an M.B.A. (with honors) from the University of Southern California.

There are no arrangements or understandings between Mr. Grayson and any other persons, pursuant to which he was appointed as Executive Vice President and Chief Financial Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Grayson, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 26, 2023, the Company and Mr. Grayson entered into an offer letter containing the principal terms and conditions of his employment as the Company’s Executive Vice President and Chief Financial Officer (the “CFO Offer Letter”).

The CFO Offer Letter provides for, among other things: (i) an annual base salary of $500,000; (ii) eligibility for an annual target cash bonus up to 100% of the amount of his then-current base salary, subject to proration pursuant to the terms of the cash bonus plan; (iii) a one-time signing bonus of $1,000,000, which vests over one year from the CFO Start Date in equal monthly installments provided he remains in service with the Company, and will be subject to repayment of the unvested portion if Mr. Grayson is terminated for cause or resigns without good reason; and (iv) certain equity awards as described below to be granted as soon as practicable following the CFO Start Date. The RSU awards as described below are each subject to Mr. Grayson's continued employment or service with the Company on each vesting date.

Sign-On RSU Award. Mr. Grayson is eligible to receive an award of restricted stock units with a target value of $20,000,000, which shall vest over four years in equal quarterly installments.

First Additional RSU Award. Mr. Grayson is also eligible to receive an award of restricted stock units with a target value of $7,500,000, which shall vest in full on the 12-month anniversary of the award’s vesting commencement date.

Second Additional RSU Award. Mr. Grayson is also eligible to receive an award of restricted stock units with a target value of $5,000,000, which shall vest as to 25% of the total number of restricted stock units on the 15-month anniversary of the award’s vesting commencement date, and thereafter 25% of the total number of restricted stock units awarded will vest in a series of three successive equal quarterly installments following such first vesting date.

The foregoing description of the CFO Offer Letter is not complete and is qualified in its entirety by reference to the full text of the CFO Offer Letter, which is filed as Exhibit 10.1 hereto.

Additionally, the Company has entered into an executive severance and change in control agreement (the “CFO Severance Agreement”) with Mr. Grayson, substantially in the form of the executive severance and change in control agreements entered into with the Company’s other executive officers.

If Mr. Grayson experiences a Qualifying Termination (as defined in the CFO Severance Agreement) outside of the period commencing three months prior to and ending 12 months following a Change in Control (as defined in the CFO Severance Agreement, and such period, the “Changed in Control Period”), subject to certain conditions, including Mr. Grayson delivering a release of all employment related obligations of and claims and causes of action against the Company, the Company shall provide Mr. Grayson with certain severance benefits, including: (i) severance pay consisting of 12 months of Mr. Grayson’s salary and 100% of Mr. Grayson’s target annual bonus, (ii) payment of Mr. Grayson’s COBRA premiums for up to 12 months, and (iii) 12 months of vesting of outstanding non-performance equity compensation awards.

If Mr. Grayson experiences a Qualifying Termination during the Change in Control Period, subject to certain conditions, including Mr. Grayson delivering a release of all employment related obligations of and claims and causes of action against the Company, the Company shall provide Mr. Grayson with certain severance benefits, including: (i) severance pay consisting of 12 months of Mr. Grayson’s salary, (ii) payment of Mr. Grayson’s COBRA premiums for up to 12 months, and (iii) full vesting of outstanding non-performance equity compensation awards.

The foregoing description of the CFO Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the CFO Severance Agreement, which is filed as Exhibit 10.2 hereto.

The Company will enter into its standard form of Indemnification Agreement with Mr. Grayson once he commences service with the Company. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 on Form 8-K filed with the SEC on December 3, 2020 and incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure

A press release dated May 16, 2023 announcing the Company’s new Executive Vice President and Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in Item 7.01 of this current report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Offer Letter, dated as of April 26, 2023, by and between the Registrant and Blake Grayson.
10.2	Executive Severance and Change in Control Agreement, dated as of April 26, 2023, by and between the Registrant and Blake Grayson.
99.1	Press Release dated May 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2023

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer